Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results

●	Q4’25 Service Revenue Increased 11% to $52 Million

●	Q4’25 Service Gross Profit Increased 13% on Double-Digit Revenue Growth

●	Q4’25 Service Gross Margins Expanded 50 Basis Points to 36.2% on Improved Productivity and Shift to Automation

●	Q4’25 Adjusted EBITDA Increased 9% to $12.7 Million Driven by Strength in the Calibration Business

●	Full Fiscal Year 2025 Revenue Increased 7% to $278 Million with Growth in Both Segments

●	Management to Host Conference Call Tomorrow at 11:00 a.m. Eastern Time

ROCHESTER, NY, May 19, 2025 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, cost control and optimization services, and distribution and rental of value-added professional grade handheld test, measurement, and control instrumentation, today reported financial results for its fiscal fourth quarter and year ended March 29, 2025.

Management Commentary

“Consolidated revenue grew 9% in the fiscal fourth quarter as strength in the Calibration business drove double-digit Service revenue growth and margin expansion,” said Lee D. Rudow, President and CEO of Transcat. “Acquisitions continued to play a key role in Service revenue, including most recently Martin Calibration which we are swiftly integrating into our operations. Driven by consistent demand in the Calibration business, Service organic growth was in the high single-digit range for Q4 and the full year, when normalized for the 53rd week and excluding the Transcat Solutions channel. Revenue growth in both segments combined with continued productivity gains from increased automation and process improvements drove EBITDA growth for Q4 and the full year.

“The macroeconomic backdrop, including tariffs, has become more uncertain since the beginning of the year. However, our business model is resilient. The regulatory standards for manufacturers imposed by entities including the FDA, FAA and Department of Defense fundamentally drive the opportunity for ongoing organic Service growth of our differentiated calibration services. From a tariff standpoint, higher levels of US manufacturing overtime will provide increased opportunity for Transcat. Our dedicated team has a proven track record of delivering profitable revenue growth over the past decade and a half. We believe our team in combination with the recurring revenue inherent in the industries we serve, diversified portfolio with a Fortune 500 client base, and strong balance sheet will continue to differentiate Transcat during Fiscal 2026 and beyond.

“While we would expect some downward pressure in revenue in a highly volatile economic backdrop, generally our business model holds up well and will return to high single-digit Service organic revenue growth as macro-trends normalize. Inherent operating leverage in our Service model, along with automation of our calibration processes and focus on productivity, remain key enablers of Service margin expansion. We will continue to leverage our acquisition expertise and are excited with the current flow of strategic opportunities. We believe strong execution, paired with strategic acquisitions, positions us well to drive long-term shareholder value.”

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results

May 19, 2025

Fourth Quarter Fiscal 2025 Review
(Results are compared with the fourth quarter of the fiscal year ended March 30, 2024 ("fiscal 2024"))

($ in thousands)			Change
	FY25 Q4	FY24 Q4	$'s	%
Service Revenue	$52,010	$46,732	$5,278	11.3%
Distribution Revenue	25,124	24,181	943	3.9%
Revenue	$77,134	$70,913	$6,221	8.8%

Gross Profit	$25,913	$24,035	$1,878	7.8%
Gross Margin	33.6%	33.9%

Operating Income	$6,940	$9,204	$(2,264)	(24.6)%
Operating Margin	9.0%	13.0%

Net Income	$4,464	$6,890	$(2,426)	(35.2)%
Net Margin	5.8%	9.7%

Adjusted EBITDA*	$12,745	$11,682	$1,063	9.1%
Adjusted EBITDA* Margin	16.5%	16.5%

Diluted EPS	$0.48	$0.77	$(0.29)	(37.6)%

Adjusted Diluted EPS*	$0.64	$0.66	$(0.02)	(3.1)%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $77.1 million, an increase of 8.8%, even though fiscal 2025 had 13 weeks compared to 14 weeks in fiscal 2024. Consolidated gross profit was $25.9 million, an increase of $1.9 million, or 7.8%, while gross margin decreased by 30 basis points due to lower distribution gross margin.

Operating expenses were $19.0 million, an increase of $4.1 million, or 27.9%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, higher sales-based incentives, and a reversal of the non-cash charge related to the amended NEXA Earn-Out agreement in fiscal 2024.

Adjusted EBITDA was $12.7 million which represented an increase of $1.1 million or 9.1%. Net income per diluted share of $0.48 was down from $0.77 and adjusted diluted earnings per share decreased to $0.64 versus $0.66 last year, which includes the non-cash reversal of $2.4 million for the amended NEXA Earn-Out agreement.

Service Segment Fiscal 2025 Fourth Quarter Results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (67.4% of total revenue for the fourth quarter of fiscal 2025).

($ in thousand)			Change
	FY25 Q4	FY24 Q4	$'s	%
Service Segment Revenue	$52,010	$46,732	$5,278	11.3%
Gross Profit	$18,828	$16,704	$2,124	12.7%
Gross Margin	36.2%	35.7%

Operating Income	$5,976	$8,144	$(2,168)	(26.6)%
Operating Margin	11.5%	17.4%

Adjusted EBITDA*	$10,185	$8,741	$1,444	16.5%
Adjusted EBITDA* Margin	19.6%	18.7%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

Service segment revenue was $52.0 million, an increase of $5.3 million or 11.3% and included $10.4 million of incremental revenue from acquisitions. Organic revenue declined 2% because of one less week in fiscal 2025. When normalized for the 53rd week, Service organic growth was in the low-to-mid single-digit range, consistent with previous guidance. The segment gross margin increased 50 basis points from the prior year, primarily due to continued productivity improvements.

Distribution Segment Fiscal 2025 Fourth Quarter Results

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (32.6% of total revenue for the fourth quarter of fiscal 2025).

($ in thousands)			Change
	FY25 Q4	FY24 Q4	$'s	%
Distribution Segment Revenue	$25,124	$24,181	$943	3.9%
Gross Profit	$7,085	$7,331	$(246)	(3.4)%
Gross Margin	28.2%	30.3%

Operating Income	$964	$1,060	$(96)	(9.1)%
Operating Margin	3.8%	4.4%

Adjusted EBITDA*	$2,560	$2,941	$(381)	(13.0)%
Adjusted EBITDA* Margin	10.2%	12.2%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution sales were $25.1 million, an increase of 3.9% on improved rental sales including acquisitions. Distribution segment gross margin was 28.2%, a decrease of 210 basis points due to the sales mix of products sold.

Full-Year Fiscal 2025 Review
(Results are compared with full-year fiscal 2024)

($ in thousands)			Change
	FY 2025	FY 2024	$'s	%
Service Revenue	181,428	169,525	$11,903	7.0%
Distribution Revenue	96,993	89,956	7,037	7.8%
Revenue	$278,421	$259,481	$18,940	7.3%

Gross Profit	$89,453	$83,806	$5,647	6.7%
Gross Margin	32.1%	32.3%

Operating Income	$17,874	$19,781	$(1,907)	(9.6)%
Operating Margin	6.4%	7.6%

Net Income	$14,515	$13,647	$868	6.4%
Net Margin	5.2%	5.3%

Adjusted EBITDA*	$39,732	$38,613	$1,119	2.9%
Adjusted EBITDA* Margin	14.3%	14.9%

Diluted EPS	$1.57	$1.63	$(0.06)	(3.8)%

Adjusted Diluted EPS*	$2.29	$2.36	$(0.07)	(3.1)%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

Total revenue was $278.4 million, an increase of $18.9 million or 7.3%. Consolidated gross profit was $89.5 million, up $5.6 million, or 6.7%, and gross margin was 32.1%, a decrease of 20 basis points.

Consolidated operating expenses were $71.6 million, an increase of $7.6 million, or 11.8%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, and investments in technology and our employee base to support future growth. As a result, consolidated operating income was $17.9 million compared with $19.8 million in last fiscal year’s period, a decrease of 9.6%.

Adjusted EBITDA was $39.7 million which represented an increase of $1.1 million or 2.9%. Net income per diluted share decreased to $1.57 from $1.63 and adjusted diluted earnings per share was $2.29 versus $2.36 last year.

Balance Sheet and Cash Flow Overview

On March 29, 2025, the Company had $1.5 million in cash and cash equivalents on hand and $49.1 million available for borrowing under its secured revolving credit facility.  Total debt was $32.7 million versus $4.2 million on March 30, 2024.  The Company’s leverage ratio, as defined in the credit agreement, was 0.78 on March 29, 2025, compared with 0.10 on March 30, 2024.

Tom Barbato, Transcat’s Chief Financial Officer, added, “Service gross margins expanded 50bps on double-digit revenue growth in Q4 which further demonstrates our ability to leverage higher levels of Technician productivity and our differentiated value proposition. Q4 EBITDA grew 9% as both segments experienced revenue growth. Operating free cash flow expanded by $6.5 million in fiscal 2025 to $25.8 million. Our balance sheet remains very strong with a 0.78x leverage ratio and $49 million available from our credit facility at quarter-end. Given our financial strength and resilient business model, we are well-positioned for future growth.”

Fiscal Fourth Quarter and Full Year 2025 Results Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, May 20, 2025, at 11:00 a.m. ET.  Management will review the financial and operating results for the fourth quarter and full fiscal year, as well as the Company’s strategy and outlook. A question-and-answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which can be viewed during the webcast or will be available at www.transcat.com/investor-relations.

To access the call, please use the following information:

Date:	Tuesday, May 20, 2025
Time:	11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)
Dial-in:	1-877-407-4018
International Dial-in:	1-201-689-8471
Conference Code:	13753614
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1717999&tp_key=40fd39b758

A telephonic replay will be available approximately three hours after the call and will remain available through Tuesday, May 27, 2025. To listen to the archived call, dial 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and enter conference ID number 13753614, The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available at www.transcat.com/investor-relations, where a transcript will also be posted once available.

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense; divided by the average diluted shares outstanding during the period), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, Cost, Control and Optimizations services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “aim,” “anticipates,” “believes,” “can,” “could,” “designed,” “estimates,” “expects,” “focus,” “goal,” “intends,” “may,” “plan,” “outlook,” “potential,” “seek,” “strategy,” “strive,” “target,” “will,” “would,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America
Phone: (949) 491-8235

TRNS@mzgroup.us

www.mzgroup.us

FINANCIAL TABLES FOLLOW.

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Fiscal Year Ended
	March 29,	March 30,	March 29,	March 30,
	2025	2024	2025	2024

Service Revenue	$52,010	$46,732	$181,428	$169,525
Distribution Sales	25,124	24,181	96,993	89,956
Total Revenue	77,134	70,913	278,421	259,481

Cost of Service Revenue	33,182	30,028	120,769	112,272
Cost of Distribution Sales	18,039	16,850	68,199	63,403
Total Cost of Revenue	51,221	46,878	188,968	175,675

Gross Profit	25,913	24,035	89,453	83,806

Selling, Marketing and Warehouse Expenses	9,240	7,866	33,341	28,710
General and Administrative Expenses	9,733	6,965	38,238	35,315
Total Operating Expenses	18,973	14,831	71,579	64,025

Operating Income	6,940	9,204	17,874	19,781

Interest and Other Expense, net	684	(400)	(452)	1,342

Income Before Income Taxes	6,256	9,604	18,326	18,439
Provision for Income Taxes	1,792	2,714	3,811	4,792

Net Income	$4,464	$6,890	$14,515	$13,647

Basic Earnings Per Share	$0.48	$0.78	$1.58	$1.66
Average Shares Outstanding	9,230	8,832	9,185	8,239

Diluted Earnings Per Share	$0.48	$0.77	$1.57	$1.63
Average Shares Outstanding	9,287	8,972	9,254	8,352

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	March 29,	March 30,
	2025	2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,517	$19,646
Marketable Securities	-	15,533
Accounts Receivable, less allowance for credit losses of $659 and $544 as of March 29, 2025 and March 30, 2024, respectively	55,941	47,779
Other Receivables	373	506
Inventory, net	14,483	17,418
Prepaid Expenses and Other Current Assets	5,695	4,276
Total Current Assets	78,009	105,158
Property and Equipment, net	50,024	38,944
Goodwill	176,928	105,585
Intangible Assets, net	54,777	19,987
Right to Use Assets, net	24,345	16,823
Other Assets	1,159	1,055
Total Assets	$385,242	$287,552

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$16,755	$11,495
Accrued Compensation and Other Current Liabilities	15,466	16,739
Income Taxes Payable	-	2,926
Current Portion of Long-Term Debt	1,816	2,339
Total Current Liabilities	34,037	33,499
Long-Term Debt	30,892	1,817
Deferred Tax Liabilities, net	9,286	9,291
Lease Liabilities	21,395	14,873
Other Liabilities	2,752	2,903
Total Liabilities	98,362	62,383

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,315,840 and 8,839,299 shares issued and outstanding as of March 29, 2025 and March 30, 2024, respectively	4,658	4,420
Capital in Excess of Par Value	191,167	141,624
Accumulated Other Comprehensive Loss	(1,469)	(949)
Retained Earnings	92,524	80,074
Total Shareholders' Equity	286,880	225,169
Total Liabilities and Shareholders' Equity	$385,242	$287,552

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Fiscal Year Ended
	March 29,	March 30,
	2025	2024
Cash Flows from Operating Activities:
Net Income	$14,515	$13,647
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net (Gain) Loss on Disposal of Property and Equipment	(31)	53
Deferred Income Taxes	(5)	(1,597)
Depreciation and Amortization	18,567	13,544
Gain on Sale of Assets	(855)	-
Provision for Accounts Receivable and Inventory Reserves	336	406
Stock-Based Compensation Expense	3,248	4,512
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	(1,292)	(1,259)
Inventory	4,393	2,318
Prepaid Expenses and Other Current Assets	(992)	(299)
Accounts Payable	4,940	(5,005)
Accrued Compensation and Other Current Liabilities	(914)	3,397
Income Taxes Payable	(2,925)	2,899
Net Cash Provided by Operating Activities	38,985	32,616

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(13,197)	(13,280)
Proceeds from Sale of Property and Equipment	-	-
Business Acquisitions, net of cash acquired	(87,436)	(12,859)
Proceeds from Sale of Assets	1,100	-
Sales (Purchases) of Marketable Securities	15,533	(15,533)
Net Cash Used in Investing Activities	(84,000)	(41,672)

Cash Flows from Financing Activities:
Proceeds from (repayments of) Revolving Credit Facility, net	30,891	(42,713)
Repayments of Term Loan	(2,338)	(2,248)
Issuance of Common Stock, net of direct costs	1,874	77,266
Repurchase of Common Stock	(3,565)	(4,906)
Net Cash Provided by Financing Activities	26,862	27,399

Effect of Exchange Rate Changes on Cash and Cash Equivalents	24	(228)

Net (Decrease) Increase in Cash and Cash Equivalents	(18,129)	18,115
Cash and Cash Equivalents at Beginning of Period	19,646	1,531
Cash and Cash Equivalents at End of Period	$1,517	$19,646

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	$3,286	$2,357	$4,464	$14,515
+ Interest Expense	(260)	(210)	(20)	463	(27)
+ Other Expense / (Income)	131	232	(1,009)	221	(425)
+ Tax Provision	820	427	772	1,792	3,811
Operating Income	$5,099	$3,735	$2,100	$6,940	$17,874
+ Depreciation & Amortization	4,113	4,399	4,430	5,625	18,567
+ Transaction Expense	434	32	778	33	1,277
+ Acquisition Contingent Consideration Adjustment	-	-	-	(835)	(835)
+ Other (Expense) / Income	(131)	(231)	154	(191)	(399)
+ Noncash Stock Compensation	697	926	452	1,173	3,248
Adjusted EBITDA	$10,212	$8,861	$7,914	$12,745	$39,732

Segment Breakdown

Service Operating Income	$4,091	$3,704	$1,412	$5,976	$15,183
+ Depreciation & Amortization	2,402	2,455	2,451	3,774	11,082
+ Transaction Expense	146	-	778	11	935
+ Acquisition Contingent Consideration Adjustment	-	-	-	(256)	(256)
+ Other (Expense) / Income	(96)	(164)	94	(133)	(299)
+ Noncash Stock Compensation	421	629	186	813	2,049
Service Adjusted EBITDA	$6,964	$6,624	$4,921	$10,185	$28,694

Distribution Operating Income	$1,008	$31	$688	$964	$2,691
+ Depreciation & Amortization	1,711	1,944	1,979	1,851	7,485
+ Transaction Expense	288	32	-	22	342
+ Acquisition Contingent Consideration Adjustment	-	-	-	(579)	(579)
+ Other (Expense) / Income	(35)	(67)	60	(58)	(100)
+ Noncash Stock Compensation	276	297	266	360	1,199
Distribution Adjusted EBITDA	$3,248	$2,237	$2,993	$2,560	$11,038

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results

May 19, 2025

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348	$6,890	$13,647
+ Interest Expense	814	890	(266)	(411)	1,027
+ Other Expense / (Income)	64	(49)	289	11	315
+ Tax Provision	813	342	923	2,714	4,792
Operating Income	$4,640	$1,643	$4,294	$9,204	$19,781
+ Depreciation & Amortization	2,790	3,269	3,783	3,635	13,477
+ Acquisition Earn-Out Adjustment	185	328	78	37	628
+ Transaction Expense	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(64)	49	(289)	(11)	(315)
+ Noncash Stock Compensation	930	1,241	1,167	1,174	4,512
Adjusted EBITDA	$8,481	$9,330	$9,120	$11,682	$38,613

Segment Breakdown

Service Operating Income	$3,192	$742	$2,966	$8,144	$15,044
+ Depreciation & Amortization	2,226	2,325	2,362	2,280	9,193
+ Transaction Expense	185	76	30	(44)	247
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(47)	29	(203)	(18)	(239)
+ Noncash Stock Compensation	676	826	737	736	2,975
Service Adjusted EBITDA	$6,232	$6,798	$5,979	$8,741	$27,750

Distribution Operating Income	$1,448	$901	$1,328	$1,060	$4,737
+ Depreciation & Amortization	564	944	1,421	1,355	4,284
+ Transaction Expense	-	252	48	81	381
+ Other (Expense) / Income	(17)	20	(86)	7	(76)
+ Noncash Stock Compensation	254	415	430	438	1,537
Distribution Adjusted EBITDA	$2,249	$2,532	$3,141	$2,941	$10,863

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	$3,286	$2,357	$4,464	$14,515
+ Amortization of Intangible Assets	1,749	1,888	1,879	2,906	8,422
+ Acquisition Amortization of Backlog	24	4	-	-	28
+ Acquisition Deal Costs	668	163	517	175	1,523
+ Income Tax Effect at 25%	(610)	(514)	(599)	(770)	(2,493)
+ Acquisition Contingent Comp Adjustment	-	-	-	(836)	(836)
Adjusted Net Income	$6,239	$4,827	$4,154	$5,939	$21,159

Average Diluted Shares Outstanding	9,196	9,282	9,326	9,287	9,254

Diluted Earnings Per Share	$0.48	$0.35	$0.25	$0.48	$1.57

Adjusted Diluted Earnings Per Share	$0.68	$0.52	$0.45	$0.64	$2.29

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348	$6,890	$13,647
+ Amortization of Intangible Assets	1,093	1,416	1,674	1,447	5,630
+ Acquisition Amortization of Backlog	-	19	24	24	67
+ Acquisition Deal Costs	367	602	343	339	1,651
+ Income Tax Effect at 25%	(365)	(509)	(532)	(431)	(1,837)
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,358)	529
Adjusted Net Income	$4,044	$4,788	$4,944	$5,911	$19,687

Average Diluted Shares Outstanding	7,762	7,948	8,752	8,972	8,352

Diluted Earnings Per Share	$0.38	$0.06	$0.38	$0.77	$1.63

Adjusted Diluted Earnings Per Share	$0.52	$0.60	$0.56	$0.66	$2.36

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2025 Q4	FY 2024 Q4	$'s	%
Service Revenue	$52,010	$46,732	$5,278	11.3%
Cost of Revenue	33,182	30,028	3,154	10.5%
Gross Profit	$18,828	$16,704	$2,124	12.7%
Gross Margin	36.2%	35.7%

Selling, Marketing & Warehouse Expenses	$5,743	$4,490	$1,253	27.9%
General and Administrative Expenses	7,109	4,070	3,039	74.7%
Operating Income	$5,976	$8,144	$(2,168)	(26.6)%
% of Revenue	11.5%	17.4%

			Change
DISTRIBUTION	FY 2025 Q4	FY 2024 Q4	$'s	%
Distribution Revenue	$25,124	$24,181	$943	3.9%
Cost of Revenue	18,039	16,850	1,189	7.1%
Gross Profit	$7,085	$7,331	$(246)	(3.4)%
Gross Margin	28.2%	30.3%

Selling, Marketing & Warehouse Expenses	$3,497	$3,376	$121	3.6%
General and Administrative Expenses	2,624	2,895	(271)	(9.4)%
Operating Income	$964	$1,060	$(96)	(9.1)%
% of Sales	3.8%	4.4%

			Change
TOTAL	FY 2025 Q4	FY 2024 Q4	$'s	%
Total Revenue	$77,134	$70,913	$6,221	8.8%
Total Cost of Revenue	51,221	46,878	4,343	9.3%
Gross Profit	$25,913	$24,035	$1,878	7.8%
Gross Margin	33.6%	33.9%

Selling, Marketing & Warehouse Expenses	$9,240	$7,866	$1,374	17.5%
General and Administrative Expenses	9,733	6,965	2,768	39.7%
Operating Income	$6,940	$9,204	$(2,264)	(24.6)%
% of Revenue	9.0%	13.0%

Transcat Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results
May 19, 2025

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2025	FY 2024
SERVICE	YTD	YTD	$'s	%
Service Revenue	$181,428	$169,525	$11,903	7.0%
Cost of Revenue	120,769	112,272	8,497	7.6%
Gross Profit	$60,659	$57,253	$3,406	5.9%
Gross Margin	33.4%	33.8%

Selling, Marketing & Warehouse Expenses	$19,013	$16,942	$2,071	12.2%
General and Administrative Expenses	26,466	25,268	1,198	4.7%
Operating Income	$15,180	$15,043	$137	0.9%
% of Revenue	8.4%	8.9%

			Change
	FY 2025	FY 2024
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Revenue	$96,993	$89,956	$7,037	7.8%
Cost of Revenue	68,199	63,403	4,796	7.6%
Gross Profit	$28,794	$26,553	$2,241	8.4%
Gross Margin	29.7%	29.5%

Selling, Marketing & Warehouse Expenses	$14,328	$11,769	$2,559	21.7%
General and Administrative Expenses	11,772	10,046	1,726	17.2%
Operating Income	$2,694	$4,738	$(2,044)	(43.1)%
% of Sales	2.8%	5.3%

			Change
	FY 2025	FY 2024
TOTAL	YTD	YTD	$'s	%
Total Revenue	$278,421	$259,481	$18,940	7.3%
Total Cost of Revenue	188,968	175,675	13,293	7.6%
Gross Profit	$89,453	$83,806	$5,647	6.7%
Gross Margin	32.1%	32.3%

Selling, Marketing & Warehouse Expenses	$33,341	$28,711	$4,630	16.1%
General and Administrative Expenses	38,238	35,314	2,924	8.3%
Operating Income	$17,874	$19,781	$(1,907)	(9.6)%
% of Revenue	6.4%	7.6%